UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 11, 2016
Date of Report (Date of earliest event reported)

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX	77030
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 384-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2016, Bellicum Pharmaceuticals, Inc. (the “Company”) entered into a First Amendment to Lease Agreement (the “Lease Amendment”) with Life Science Plaza Investment Group, LP (the “Landlord”), as successor-in-interest to Sheridan Hills Developments, L.P. (the “Original Landlord”) to amend the Lease Agreement, dated May 6, 2015, between the Company and the Original Landlord (the “Lease”). Pursuant to the Lease Amendment, the Company leased an aggregate of 3,328 additional square feet (the “Expansion Space”). The initial term of the Lease was extended to August 31, 2026. For the Expansion Space, the Company is required to remit base monthly rent of approximately $5,800, which will increase at an average approximate rate of 5% per year.

The foregoing summary of the Lease Amendment is not complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: July 15, 2016	By:	/s/ Ken Moseley
Senior Vice President and General Counsel